EXHIBIT 99.2

PRESS RELEASE

Medizone International Announces Teleconference, June 8, 2011

SAN FRANCISCO, CA--(Marketwire - 06/08/11) - Medizone International, Inc. (OTC.BB:MZEI - News) (OTCQB: MZEI) will hold a teleconference with the CEO this afternoon at 3:00 PM Pacific Daylight Time. To listen in, the following numbers are available:

US/Canada Number: (916) 209-4534 Back-Up: (619) 276-6333

EU & UK: (Germany): +49 157-02488180

The Pin Number is: 966314

Following introductory remarks, questions and answers shall cover:

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Anticipated and ongoing research at the Canadian National Microbiology Laboratory and Purdue University.

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Presentations on the science of AsepticSure™ at medical conferences, including the upcoming First International Conference on Prevention and Infection Control sponsored by the World Health Organization in Geneva.

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The status of corporate funding and anticipated future relationships with investment bankers.

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The Company's attendance at the FIME medical purchasing show this August.

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Sales models and anticipated pricing.

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Market size estimates, and various market sector identification.

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The status of patent application fillings.

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Medizone's marketing plan for AsepticSure™.

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Considerations for board and management expansion, followed by closing remarks summarizing the Company's current position and strategies moving forward.

If you are not able to listen in today, the Company will post an audio link on its website as soon as it becomes available and an 8K filing will be made with the SEC for those that would rather read the contents of this afternoon's call.

Medizone International, Inc. is engaged in final production development of its modular design AsepticSure™ Decontamination Systems. Decontamination to the sterilization standard of > 6 log is obtainable within hospitals, long term care facilities, food processing plants, clean room manufacturing facilities, schools and other critical infrastructure. A government variant is being developed for bio-terrorism counter measures including building remediation.

This Press Release and the scheduled Conference Call contain certain forward looking statements that involve substantial risks and uncertainties, including, but not limited to, the results of ongoing clinical studies, economic conditions, product and technology development, production efficiencies, product demand, competitive products, competitive environment, successful testing and government regulatory issues. Additional risks are identified in the company's filings made with the Securities and Exchange Commission.

For more information, visit: www.medizoneint.com or email: operations@medizoneint.com

Contact:

For press information on Medizone, please contact:

Investor Relations:

Jack Eversull

President

The Eversull Group, Inc.

T: 001-972-571-1624

F: 001-214-469-2361

E: Email Contact